UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

HOMETOWN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-207488	46-5705488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 E. Grant Street

Woodstown, NJ, 08098

(Address of principal executive offices) (Zip Code)

(856) 759-9034

(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Material Agreement.

On April 26, 2021, Hometown International, Inc., a Nevada corporation (the “Company”), and Tryon Capital, LLC, a North Carolina limited liability company (“Tryon”), executed a Termination of Consulting Agreement (the “Termination of Consulting Agreement”), pursuant to which they mutually agreed to terminate the Consulting Agreement, dated as May 1, 2020, between the parties (the “Consulting Agreement”), such termination to be effective immediately. The parties also agreed to release each other from any claims relating to the Consulting Agreement.

In light of the recent negative press regarding the Company and the principals of Tryon, the parties determined that it was in the best interests of the Company and its shareholders to terminate the Consulting Agreement at this time. The parties believe that such termination will reduce distractions and enable the Company to move forward with its planned acquisition strategy.

The foregoing description of the Termination of Consulting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.14 and incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Exhibit
10.14	Termination of Consulting Agreement, dated as of April 26, 2021, by and between Hometown International, Inc. and Tryon Capital, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETOWN INTERNATIONAL, INC.

Date: April 26, 2021	By:	/s/ Paul F. Morina
Paul F. Morina
Chief Executive Officer and Chief Financial Officer

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